Exhibit 32.1

Certification pursuant to 18 U.S.C §1350 as added by Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Tower Bancorp, Inc. (the “Company”) for the period ended December 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), I, Andrew S. Samuel, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company as of and for the period covered by the Report

Date:	March 16, 2010	/s/ Andrew S. Samuel
Andrew S. Samuel
President and Chief Executive Officer (Principal Executive Officer)